Exhibit 4.3

JOINDER AGREEMENT

Reference is hereby made to the Purchase Agreement, dated June 3, 2004 (the “Purchase Agreement”), between Language Line, Inc. (the “Company”) and the Initial Purchasers named therein, and the Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement” and together with the Purchase Agreement, the “Agreements”) between the Company and the Initial Purchasers named therein. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given them in the Purchase Agreement.

Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as an Issuer each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of an Issuer under both of the Agreements as if it were an original signatory thereto.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this 11th day of June, 2004.

LANGUAGE LINE HOLDINGS, INC.

By:	/s/ C.J. Brucato III
Name: C.J. Brucato III
Title: Vice President and Secretary

LANGUAGE LINE, LLC ENVOK, LLC ON LINE INTERPRETERS, INC. LANGUAGE LINE SERVICES, INC. LANGUAGE LINE DOMINICAN REPUBLIC, LLC LANGUAGE LINE PANAMA, LLC LANGUAGE LINE COSTA RICA, LLC

By:	/s/ C.J. Brucato III
Name: C.J. Brucato III
Title: Vice President and Secretary